As filed with the Securities and Exchange Commission on May 28, 2008
                                                      Registration No. 333-11178
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               STOLT-NIELSEN S.A.
             (Exact name of Registrant as specified in its charter)

                                   ----------

     Luxembourg                 Stolt-Nielsen S.A.                   N/A
  (State or other            c/o Stolt-Nielsen Ltd.          (I.R.S. Employer
  jurisdiction of)                65 Kingsway               Identification No.)
  incorporation or               London WC2B 6TD
    organization                    ENGLAND
                    (Address of principal executive offices)

                                   ----------

                   Stolt-Nielsen Inc. Retirement Savings Plan
                              (Full Title of Plan)

                                   ----------

                              Alan B. Winsor, Esq.
              Senior Vice President, Secretary and General Counsel
                               Stolt-Nielsen Inc.
                       8 Sound Shore Drive, P.O. Box 2300
                          Greenwich, Connecticut 06836
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   ----------

                                   Copies to:
                               Gregory Pryor, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                               Tel: (212) 819-8200
                               Fax: (212) 354-8113

                                   ----------

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
                       DEREGISTRATION OF UNSOLD SECURITIES

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed by Stolt-Nielsen S.A. (the "Registrant") to deregister all securities remaining unsold under that certain Registration Statement on Form S-8 (File No. 333-11178), filed on November 24, 1999 with the Securities and Exchange Commission (the "Registration Statement"), of the Registrant (formerly Stolt Tankers and Terminals (Holdings) S.A.) registering 250,000 common shares, no par value (the "Common Shares") of the Registrant, thereby registered for offer or sale pursuant to the Stolt-Nielsen Inc. Retirement Savings Plan (the "Plan").

     The Registrant has since amended the Plan to remove the Stolt-Nielsen Inc. Stock Fund as an investment option under the Plan, effective July 1, 2007, such that no future awards of Common Shares will be made under the Plan. Therefore, the Registrant has terminated all offerings of its Common Stock pursuant to the Registration Statement. In accordance with the undertaking by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant and the Plan hereby remove from registration the Common Shares of the Registrant and the interests in the Plan that were registered but unsold under the Registration Statement.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, the State of Connecticut, on the 28th day of May, 2008.

                                                  STOLT-NIELSEN S.A.


                                                  By /s/ Niels G. Stolt-Nielsen
                                                     ---------------------------
                                                  Name:  Niels G. Stolt-Nielsen
                                                  Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

         Signatures                      Title                      Date
----------------------------  -----------------------------  -------------------

/s/ Jacob Stolt-Nielsen
----------------------------
   (Jacob Stolt-Nielsen)           Chairman of the Board        May 28, 2008

/s/ Niels G. Stolt-Nielsen
----------------------------
  (Niels G. Stolt-Nielsen)       Chief Executive Officer        May 28, 2008
                              (Principal Executive Officer)
                                     and Director

/s/ Jan Chr. Engelhardtsen
----------------------------
  (Jan Chr. Engelhardtsen)       Chief Financial Officer        May 28, 2008
                                (Principal Financial and
                                   Accounting Officer)

/s/ Roelof Hendriks
----------------------------
      (Roelof Hendriks)                  Director               May 28, 2008

/s/ Hakan Larsson
----------------------------
      (Hakan Larsson)                    Director               May 28, 2008

/s/ Christer Olsson
----------------------------
     (Christer Olsson)                   Director               May 28, 2008

/s/ Jacob B. Stolt-Nielsen
----------------------------
  (Jacob B. Stolt-Nielsen)               Director               May 28, 2008

/s/ Christopher J. Wright
----------------------------
  (Christopher J. Wright)                Director               May 28, 2008


STOLT-NIELSEN INC.,
  its duly authorized representative
  in the United States


By: /s/ Alan B. Winsor
    --------------------------------
Name:  Alan B. Winsor
Title: Senior Vice President,
       Secretary and General Counsel

     The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, Eileen M. Graham, as Administrator of the Stolt-Nielsen Inc. Retirement Savings Plan, has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Norwalk, the State of Connecticut, on the 28th day of May, 2008.

                                           STOLT-NIELSEN INC. RETIREMENT SAVINGS
                                           PLAN


                                           By  /s/ Eileen M. Graham
                                               ---------------------------------
                                           Name:  Eileen M. Graham
                                           Title: Plan Administrator